UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2010

Umami Sustainable Seafood Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-52401	98-0636182
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

405 Lexington Avenue
26th Floor, Suite 2640
New York, NY 10174
(Address of principal executive offices) (zip code)

212-907-6492
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 7, 2010, Umami Sustainable Seafood Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the "Agreement") with a third party lender (the "Lender").  Pursuant to the Agreement, the Company was paid gross proceeds of $5,000,000 in exchange for: (i) a note in the aggregate principal amount of $2,500,000, which matures on March 31, 2011 (the "2011 Note"), (ii)  a note in the aggregate principal amount of $3,125,000, which matures on March 31, 2012 (the "2012 Note"), and (iii) a warrants to purchase 2,981,000 shares of the Company's common stock (the "Warrants").

Both the 2011 Note and the 2012 Note bear interest at the rate of 9% per year.  The interest rate is subject to increase to 13.5% in the event that (i) certain assets of the Company's subsidiary or Baja Aqua Farms ("Baja") (an entity in which the Company owns a 33% interest and in which the Company has exercised an option to buy the remaining outstanding shares) are not pledged to the lender by November 16, 2011, or (ii) the acquisition of Baja is not completed by December 16, 2010. Each of the notes may be accelerated if an event of default were to occur.  In addition to standard events of default, events of default which would lead to the acceleration of the debt include the failure to complete the acquisition of Baja by January 1, 2011 or the failure of the Company to secure sufficient pledges of the assets of its subsidiaries or Baja prior to December 16, 2010.  The notes and any accrued interest are payable on the applicable maturity dates of the notes.  Additional interest of between $300,000 and $1,500,000 is due and payable if the Company does not achieve certain EBITDA thresholds.

The 2011 Note and the 2012 Note are secured by certain assets of the Company, its subsidiaries and Baja.  In addition, the Company pledged the shares it owns in Bluefin Acquisition Group Inc., the Company's direct wholly owned subsidiary and the direct parent of the Company's operating subsidiaries and Baja, and Baja Guaranteed the Company's obligations to the Lender.

The exercise price for the shares  of Common Stock underlying the Warrants is $1.50 for 1,000,000 shares and $1.000 for the remainder of the shares.  The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants are subject to anti-dilution provisions for subsequent issuances of the Company's common stock at a price per share below the exercise prices of the Warrant.  The Lender received demand and piggy-back registration rights in connection with the shares of common stock issuable upon exercise of the warrant.

In connection with the transactions under the Agreement, the Company paid an advisor a fee consisting of (i) $500,000 and (ii) issued a warrant to purchase 298,100 shares of the Company's common stock, at exercise prices 110% over those of the Warrant but otherwise on the same terms and conditions as the Warrant.  The Lender also received a closing fee of $25,000.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMAMI SUSTAINABLE SEAFOOD INC. LIGHTING CORP.

October 13, 2010	By:	/s/ Daniel G. Zang
Chief Financial Officer